Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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    Rule 14a-6(e)(2))
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                     First Capital Bank Holding Corporation
                --------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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         (4)  Date Filed:

                     FIRST CAPITAL BANK HOLDING CORPORATION
                             1891 South 14th Street
                         Fernandina Beach, Florida 32034


                    Notice of Annual Meeting of Shareholders



Dear Fellow Shareholder:

         We cordially invite you to attend the 2002 Annual Meeting of Shareholders of First Capital Bank Holding Corporation, the holding company for First National Bank of Nassau County. At the meeting, we will report on our performance in 2001 and answer your questions. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on April 17, 2002 at 10 a.m. at The Golf Club of Amelia Island, 4700 Amelia Island Parkway, Amelia Island, Florida, for the following purposes:

         1. To elect five members to our board of directors; and

         2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 1, 2002 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                             By order of the board of directors,

                                             /s/ Michael G. Sanchez

                                             Michael G. Sanchez
                                             Chief Executive Officer
Fernandina Beach, Florida
March 15, 2002

                     FIRST CAPITAL BANK HOLDING CORPORATION
                             1891 South 14th Street
                         Fernandina Beach, Florida 32034

                      Proxy Statement For Annual Meeting of
                    Shareholders to be Held on April 17, 2002


         Our board of directors is soliciting proxies for the 2002 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               Voting Information

         The board set March 1, 2002 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,000,000 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card, you appoint Michael G. Sanchez and Lorie
L. McCarroll as your representatives at the meeting. Mr. Sanchez and Ms. McCarroll will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Sanchez and Ms. McCarroll will vote your proxy for the election to the board of directors of all nominees listed below under "Election Of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Sanchez and Ms. McCarroll will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 15, 2002.

                      Proposal No. 1: Election of Directors

         The board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class III directors will expire at the meeting. The terms of the Class I directors expire at the 2003 Annual Shareholders Meeting. The terms of the Class II directors will expire at the 2004 Annual Shareholders Meeting. Our directors and their classes are:

           Class I                   Class II                 Class III
           -------                   --------                 ---------
     Christina H. Bryan            Ron Anderson         William J. Mock, Jr.
   Suellen Rodeffer Garner        C. Brett Carter         Marlene J. Murphy
     Michael G. Sanchez        Dr. William K. Haley       Robert L. Peters
      Harry R. Trevett          Lorie L. McCarroll         Lawrence Piper
      Marshall E. Wood            David F. Miller         Edward E. Wilson


         Shareholders will elect five nominees as Class III directors at the meeting to serve a three-year term, expiring at the 2005 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the five nominees receiving the highest number of votes will be elected.

         The board of directors recommends that you elect William J. Mock, Jr., Marlene J. Murphy, Robert L. Peters, Lawrence Piper, and Edward E. Wilson as Class III directors.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Sanchez and Ms. McCarroll will vote your proxy to elect Mr. Mock, Ms. Murphy, Mr. Peters, Mr. Piper and Mr. Wilson. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Sanchez and Ms. McCarroll will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees. Each of the nominees is also a director of our subsidiary, First National Bank of Nassau
County:

         William J. Mock, Jr., 33, has served as one of our directors since August 1, 1998. Mr. Mock is the owner of Prudential Island Realty, a real estate sales company that he opened in January 1994. Mr. Mock also serves as president of two real estate investment companies, the Centre Street Company since 1998, and Mock Land Company since 1996.

         Marlene J. Murphy, 60, has served as one of our directors since August 1, 1998. Ms. Murphy has been a co-owner of and served as president of Tilted Anchor Inc., a retail store located in Fernandina Beach, Florida, since 1983.

         Robert L. Peters, 41, has served as one of our directors since August 1, 1998. Mr. Peters holds a B.S. in accounting and real estate and received his J.D. from Florida State University. Mr. Peters has a law practice in Fernandina Beach, Florida that concentrates in real estate.

         Lawrence Piper, 45, has served as one of our directors since August 1, 1998. Mr. Piper has owned and managed Coastal tel.com, a telephone sales and service company, since 1991.

         Edward E. Wilson, 51, has served as one of our directors since August 1, 1998. Mr. Wilson is a licensed insurance agent. He is part-owner and has served as an officer of several Florida insurance agencies comprising Morrow Insurance Group, Inc., including agencies located in Madison (secretary and treasurer since 1985); Dowling Park (secretary and treasurer since 1988); Fernandina Beach (president since 1987); and Yulee (president since 1998).

         Set forth below is information about each of our other directors and each of our executive officers. Each director is also a director of First National Bank of Nassau County with the exception of Dr. William K. Haley. Dr. Haley is a director of our company, but is no longer a director of our subsidiary bank:

         Ron Anderson, 57, has served as one of our directors since August 1, 1998. Prior to his joining us, Mr. Anderson served as managing general partner of Marel Enterprises, a family limited partnership, since 1997. Mr. Anderson is also the president of several automobile-related businesses, including Ron Anderson Chevrolet-Olds,

Anderson Pontiac-Buick-Olds-GMC, Inc., Ron Anderson Pontiac-Buick-GMC, Rontex-Douglas, and Anderson Enterprises. Mr. Anderson served as a director of Bank South, Douglas, Georgia, from 1985 to 1986.

         Timothy S. Ayers, 34, has served as senior vice president and chief financial officer of our bank since July 1999, and as secretary and treasurer of our company since April 2001. He was formerly vice president for Financial Data Technology, Inc., Franklin, Tennessee, a third party provider for data and item processing for financial institutions; vice president and operations manager, Community Capital Corporation, Greenwood, South Carolina; and assistant branch manager, Wachovia Bank, Greenwood, South Carolina.

         Christina H. Bryan, 56, has served as one of our directors since August 1, 1998. Ms. Bryan is a co-owner of several businesses, serving in the following capacities: director and treasurer of Rex Packaging, Inc. since 1972; president of Florida Petroleum Corp. since 1984; secretary and treasurer of Island Seafood Co. since 1972; director and vice president of YCG, Inc. since 1980; and director and vice president of YE Hall, Inc. since 1972.

         C. Brett Carter, 42, has served as one of our directors since August 1, 1998. Mr. Carter has served as president of Brett's Waterway Cafe, Inc. since 1989 and as director of Amelia's Restaurant, Inc. since 1989.

         Suellen Rodeffer Garner, 45, has served as one of our directors since July 31, 1998. Ms. Garner served as a director of Barnett Bank of Nassau County from 1990 to 1998. In addition, Ms. Garner is a licensed orthodontist and has been co-owner of Suellen Rodeffer and David Todd Garner D.D.S., P.A. since 1983. Ms. Garner is chairman of our board of directors.

         Dr. William K. Haley, 45, has served as one of our directors since August 1, 1998. Dr. Haley served as president of the medical staff at Nassau Baptist Hospital from 1996 to 1998. He is currently in private surgical practice in Elberton, Georgia.

         William J. S. Kelley, 45, has served as senior vice president of the wholesale mortgage division of our bank since June 2001. He was formerly senior vice president of H&R Block's retail mortgage division, president of eJumbo.com commercial joint venture, and president of the mortgage company of Tucker Federal Bank, Atlanta, Georgia. Mr. Kelley has over 22 years experience in the retail and wholesale mortgage industries.

         Lorie L. McCarroll, 36, has served as one of our directors since August 1, 1998. Ms. McCarroll is a certified public accountant and has served in that capacity for Lorie L. McCarroll, CPA since 1992. Ms. McCarroll has also served as an officer with several rental real estate companies, including Lee-McCarroll, Inc. (vice president since 1997); Miller Trevett, McCarroll, Inc. (treasurer since 1996); and Miller, Lee & McCarroll, Inc. (vice president and secretary since 1997).

         David F. Miller, 72, has served as one of our directors since August 1, 1998. He has owned Amelia Service Center, Inc., a real estate business in Fernandina Beach, Florida, since 1991. Mr. Miller served as president and vice-chairman of the board of directors of J.C. Penny Co. from 1953 to 1990, and as a director of Barnett Bank of Jacksonville, Florida from 1990 to 1996. Mr. Miller has also served as a director of Winn-Dixie Stores, Inc. since 1986 and for Suiza Corp. since 1997.

         Dan P. Powell, 43, has served as senior vice president and senior loan officer of our bank since July 1999. Before joining us, Mr. Powell was employed by Barnett Bank and NationsBank from 1981 to 1999, serving as senior vice president/banking center manager, and as controller, cashier and auditor.

         Michael G. Sanchez, 52, has served as our president and chief executive officer since July 31, 1998 and as one of our directors since our incorporation in the third quarter of 1998. Mr. Sanchez also serves as the president and chief executive officer of our subsidiary bank. Mr. Sanchez served as group president of lending for Tucker Federal Bank, Tucker, Georgia, from 1997 to 1998. He also served as president, Chief Executive Officer and director of Premier Bank, Acworth, Georgia, from 1995 to 1996 and for Summerville National Bank, Summerville, South Carolina, from 1993 to 1995. Mr. Sanchez has over 25 years of experience in the banking industry.

         Harry R. Trevett, 46, has served as one of our directors since August 1, 1998. Mr. Trevett is a certified general contractor and a licensed real estate broker in the State of Florida. Mr. Trevett owns and serves as president of several businesses in the real estate and construction industries, including Trevett & Associated Realty (since 1979); Trevett Homes, Inc. (since 1982); and Trevett Construction Group (since 1988).

         Marshall E. Wood, 55, has served as one of our directors since August 1, 1998. Mr. Wood is an attorney licensed in the states of Florida and Tennessee. In addition, Mr. Wood served as a director of Barnett Bank of Nassau County from 1981 to 1998. Mr. Wood has served as president and sole director of Marshall E. Wood, P.A., Amelia Island, Florida, since 1995 and served as vice president and director for Wood & Poole, P.A. from 1986 to 1995.


                Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

         The following table shows the compensation we paid to our chief executive officer and president for the years ended December 31, 1999, 2000 and 2001 and the compensation we paid to our senior vice president of the wholesale mortgage division for the year ended December 31, 2001.

                           Summary Compensation Table
                                                                                                    Long Term
                                                                                                  Compensation
                                                              Annual Compensation                      Awards
                                                              -------------------                 -------------
                                                                               Other Annual     Number of Securities
Name and Principal Position               Year       Salary         Bonus      Compensation      Underlying Options
---------------------------               ----       -------        -----      ------------     -------------------

Michael G. Sanchez                        2001    $110,000         $10,000           $6,000            30,000
    President and Chief Executive         2000    $101,400         $10,000           $8,039            30,000
    Officer                               1999    $ 96,000         $10,000           $4,000            30,000

William J. S. Kelley                      2001    $ 87,506         $22,000           $6,250            15,000
    Senior Vice President



Option Grants In Last Fiscal Year

         The following table sets forth information concerning the grant of stock options to the senior vice president of the wholesale mortgage division during the year ended December 31, 2001.

                                 Number of      Percent of
                                 Securities    Total Options        Exercise or
                                 Underlying     Granted to           Base Price
                                  Options      Employees in        (Dollars per     Expiration
                                  Granted       Fiscal Year           Share)           Date
                               ------------   ----------------    ---------------  -------------

  William J. S. Kelley            15,000             33%              $10.50        01/17/11

 ---------------------------

We also granted 30,000 options to employees pursuant to the First Capital Bank Holding Company 1999 Stock Incentive Plan, approved by our board of directors and shareholders. We may grant options under the 1999 Stock Incentive Plan for up to 100,000 shares to our officers, directors, and employees.

Aggregated Option Exercises and Year-End Option Values

                                                                                            Value of Unexercised
                                                 Number of Unexercised Securities          In-the-Money Options at
                                               Underlying Options at Fiscal Year End         Fiscal Year End (1)
Name                                                Exercisable/Unexercisable             Exercisable/Unexercisable
-----                                               --------------------------------      -------------------------

Michael G. Sanchez                                         21,000/9,000                        $10,500/$4,500

William J. S. Kelley                                       3,000/12,000                         $1,500/$6,000

---------------

(1) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($11.00) of the underlying common stock at December 31, 2001. Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option.

Employment Agreements

         Michael G. Sanchez. We entered into an employment agreement with Michael G. Sanchez on September 1, 1998 for a five-year term, pursuant to which Mr. Sanchez serves as the president, the chief executive officer, and a director of both our company and our subsidiary bank. Mr. Sanchez receives a salary of $101,400, plus his yearly life insurance premium. Mr. Sanchez is eligible to receive a bonus of up to 5% of pre-tax net income of our bank and related entities. Mr. Sanchez is eligible to participate in any management incentive program or any long-term equity incentive program we adopt and is eligible for grants of stock options and other awards thereunder. Under the 1999 Stock Incentive Plan, approved at the Annual Meeting of Shareholders on April 19, 2000, we granted Mr. Sanchez options to purchase 30,000 shares of common stock. The options vest over a five-year period and have a term of ten years. Additionally, Mr. Sanchez participates in our other benefit programs and is entitled to a life insurance policy, lease of an automobile, and travel and business expenses.

         Mr. Sanchez's employment agreement also provides that following termination of his employment and for a period of 12 months thereafter, Mr. Sanchez may not, without our prior written consent, serve as an executive officer of any bank, bank holding company, or other financial institution within 35 miles of our headquarters.

         William J. S. Kelley. We entered into an employment agreement with Mr. Kelley on January 18, 2001 for a three-year term, pursuant to which Mr. Kelley serves as the senior vice president of the wholesale mortgage division of our subsidiary bank. Mr. Kelley receives a salary of $150,000, plus a yearly life insurance premium. Mr. Kelley is eligible to receive quarterly incentive payments based upon the wholesale mortgage division reaching certain profitability standards. Mr. Kelley is eligible to participate in any management incentive program or any long-term equity incentive program we adopt and is eligible for grants of stock options and other awards. On January 17, 2001, we granted Mr. Kelley options to purchase 15,000 shares of common stock. The options vest over a five-year period and have a term of ten years. Additionally, Mr. Kelley participates in our other benefit programs and is entitled to health insurance benefits, an automobile allowance, and travel and business expenses.

         Mr. Kelley's employment agreement also provides that following termination of his employment and for a period of 12 months thereafter, Mr. Kelley may not compete with the bank and may not solicit bank employees.


Director Compensation

         Neither the company nor the bank paid directors' fees during the last fiscal year.

         On the date our bank opened for business, we granted our organizers warrants to purchase additional shares of common stock in consideration for their services in establishing our bank. Each warrant entitles the directors to purchase one additional share of common stock for every two shares he or she purchased in the offering. Our directors purchased an aggregate of 330,000 shares in the offering, and we issued warrants for an aggregate of 165,000 shares to our directors.

                          Security Ownership of Certain
                        Beneficial Owners and Management
General

         The following table shows how much common stock in the company is owned by our directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 1, 2002.

                                                Number of Shares                                % of Beneficial
                        Name                        Owned (1)       Right to Acquire (2)         Ownership(3)
                        ----                        ---------       --------------------      ---------------

       Ron Anderson                                  15,000                 4,500                   1.95%
       Timothy S. Ayers                               1,358                 7,200                   *
       Christina H. Bryan                            25,500                 7,500                   3.28%
       C. Brett Carter                               40,100                12,000                   5.15%
       Suellen Rodeffer Garner                       40,000                12,000                   5.14%
       Dr. William K. Haley                          10,000                 3,000                   1.30%
       William J. S. Kelley                           1,000                 6,000                   *
       Lorie L. McCarroll                            15,000                 4,500                   1.95%
       David F. Miller                               42,520                12,000                   5.39%
       William J. Mock, Jr.                          22,200                 6,000                   2.80%
       Marlene J. Murphy                             10,000                 3,000                   1.30%
       Robert L. Peters                              20,000                 6,000                   2.58%
       Lawrence Piper                                 5,000                 1,500                   *
       Dan P. Powell                                  2,000                 3,200                   *
       Michael G. Sanchez                            10,000                21,000                   3.04%
       Harry R. Trevett                              42,100                12,000                   5.35%
       Edward E. Wilson                              21,560                 6,000                   2.74%
       Marshall E. Wood                              20,000                 6,000                   2.58%

       Executive officers and directors             343,338               133,400                  42.06%
       as a group

* Indicates less than 1%

(1)      Includes shares for which the named person:
         o  has sole voting and investment power,
         o  has shared voting and investment power with a spouse, or
         o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

         Does not include shares that may be acquired by exercising stock options.

(2) Includes shares that may be acquired within the next 60 days by exercising vested stock options or warrants but does not include any other stock options or warrants.

(3) Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.

                Meetings and Committees of the Board of Directors

         During the year ended December 31, 2001, the board of directors of the company held five meetings and the board of directors of the bank held twelve meetings. All of our directors attended at least 75% of the aggregate of such board meetings, of each company committee on which they served, except for Murphy.

         Our board of directors has appointed an audit committee composed of Mssrs. McCarroll, Murphy, Peters, Piper, and Wood. Each of these members are considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The audit committee met three times in 2001.

         The audit committee has the responsibility of reviewing the company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. Although the audit committee has no written charter, it is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

Report of the Audit Committee of the Board

         The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee has received from the independent auditors the written disclosures and the letter required by Independent Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with the independent auditors the independent auditor's independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report and referenced on SEC Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the SEC.

         The report of the audit committee is included herein at the direction of its members, Mssrs. McCarroll, Murphy, Peters, Piper, and Wood.

Audit Fees

         The aggregate fees billed for professional services rendered by the independent auditors during our 2001 fiscal year for review of our annual financial statements and those financial statements included in our quarterly reports filed on SEC Form 10-QSB totaled $26,963.

Financial Information Systems Fees

         We engaged the independent auditors to provide professional services regarding financial information systems during the year ended December 31, 2001. The independent auditors did not bill for their services, in the amount of $3,750.00, until January 2002.

All Other Fees

         The aggregate fees billed for non-audit services rendered by the independent auditors during our 2001 fiscal year totaled $20,466 for preparation of federal and state income tax return and matters related to internal auditing.

Other Committees

         Our company does not have a compensation committee, nominating committee or a committee serving a similar function.

                 Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

         We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

      Compliance with Section 16(a) of the Securities Exchange Act of 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and certain other individuals are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that all such reports for these persons were filed in a timely fashion during 2001, with the exception of Tim Ayers and Ed Wilson, for whom Form 5's were filed in order to accurately report transactions in 2001.


                              Independent Auditors

         We have selected the firm of Porter Keadle Moore, LLP to serve as our independent auditors for the year ending December 31, 2002. We do not expect a representative from this firm to attend the annual meeting.


        Shareholder Proposals for the 2003 Annual Meeting of Shareholders

         If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2003 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than November 15, 2002. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

March 15, 2002

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                     FIRST CAPITAL BANK HOLDING CORPORATION
                          to be held on April 17, 2002


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints Michael G. Sanchez and Lorie L. McCarroll, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of First Capital Bank Holding Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at The Golf Club of Amelia Island, 4700 Amelia Island Parkway, Amelia Island, Florida 32034, at 10:00 a.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: to elect the five identified Class III directors to serve on the board of directors for three-year terms.

1. PROPOSAL to elect the five identified Class III directors to serve for three year terms.

         William J. Mock, Jr.            Lawrence Piper
         Marlene J. Murphy               Edward E. Wilson
         Robert L. Peters

        |_|  FOR all nominees                 |_| WITHHOLD AUTHORITY
             listed (except as marked to          to vote for all nominees
             the contrary)

     (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).


                    Dated: _______________________, 2002

___________________________            ___________________________
Signature of Shareholder(s)            Signature of Shareholder(s)

___________________________            ___________________________
Please print name clearly              Please print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


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